First Merchants Corporation

4th Quarter 2010
Earnings Call

January 27, 2011

Michael C. Rechin
President
and Chief Executive Officer

Forward-Looking Statement

The Corporation may make forward-looking statements about its relative business outlook. These forward-looking statements and all other statements made during this meeting that do not concern historical facts are subject to risks and uncertainties that may materially affect actual results.

Specific forward-looking statements include, but are not limited to, any indications regarding the financial services industry, the economy and future growth of the balance sheet or income statement.

Please refer to our press releases, Form 10-Qs and 10-Ks concerning factors that could cause actual results to differ materially from any forward-looking statements.

4th Quarter 2010 Highlights
▪ Fourth quarter earnings of $2.6M, or $.10 per
 common share
▪ Year-to-date earnings of $11.7M, or $.48 per
 common share
▪ Sequential improvement in loan quality continues
▪ Loan loss reserve ample for projected future losses
 at 2.90% of total loans
▪ Core business profitability solidifying

Mark K. Hardwick
Executive Vice President
and Chief Financial Officer

    2008  2009 2010
1. Investments  $ 482 $ 563 $827
2. Loans 3,722 3,278 2,857
3. Allowance (50) (92) (83)
4. CD&I & Goodwill  166 159 154
5. BOLI 93  95 97
6. Other 371 478 318
7. Total Assets $4,784  $4,481 $4,170
($ in Millions)
TOTAL ASSETS

Loan Composition (as of 12/31/10)
YTD Yield = 5.66%
Total = $2.9B
LOAN AND CREDIT DETAIL

INVESTMENT PORTFOLIO
(as of 12/31/10)
▪ $827 Million Balance
▪ Average duration of 4.7 years
▪ Tax equivalent yield of 4.15%
▪ No private label MBS exposure
▪ Trust Preferred Pools with book balance of
 $5.8 million and a market value of $200K
▪ Net unrealized gain of the entire portfolio
 totals $1.6 million

    2008  2009 2010
 1. Customer Non-Maturity
  Deposits  $1,858 $2,042 $2,127
 2. Customer Time Deposits 1,384 1,220 996
 3. Brokered Deposits 477 275 146
 4. Borrowings 507 339 277
 5. Other Liabilities  51  30 28
 6. Hybrid Capital 111 111 142
 7. Preferred Stock (CPP) -  112 68
 8. Common Equity  396 352 386
 9. Total Liabilities and Capital $4,784  $4,481 $4,170
($ in Millions)
TOTAL LIABILITIES AND CAPITAL

YTD Cost = 1.42%
43%
23%
20%
10%
Total = $3.3B

                     2008         2009 2010
 1. Total Risk-Based
   Capital Ratio  10.24%  13.04%  15.72%
 2. Tier 1 Risk-Based
   Capital Ratio  7.71% 10.32% 12.80%
 3. Leverage Ratio 8.16% 8.20% 9.49%
 4. TCE/TCA  5.01% 4.54% 5.84%
CAPITAL RATIOS

3,463
4,245
3,862
3.87%
3.84%
3.74%
― Net Interest Margin
NET INTEREST MARGIN

    2008  2009 2010

1. Service Charges on Deposit
  Accounts  $13.0 $15.1 $13.3
2. Trust Fees  8.0 7.4 7.7
3. Insurance Commission Income 5.8 6.4 6.2
4. Cash Surrender Value of Life Ins  (0.3)  1.6 2.1
5. Gains on Sales Mortgage Loans  2.5  6.8 6.8
6. Securities Gains/Losses (2.1) 4.4 1.9
7. Other  9.5 9.5 10.5
8. Total   $36.4 $51.2 $48.5
9. Adjusted Non-Interest Income1      $38.5 $46.5 $46.6
1Adjusted for Bond Gains & Losses and one-time mortgage sale
($ in Millions)
NON-INTEREST INCOME

NON-INTEREST EXPENSE
   2008  2009 2010
1. Salary & Benefits $63.0  $76.3 $73.3
2. Premises & Equipment 14.4  17.9 17.2
3. Core Deposit Intangible  3.2  5.1 4.7
4. Professional Services 1.7 1.3 1.4
5. OREO/Credit-Related Expense  3.7 12.9 14.6
6. FDIC Expense 1.7 10.4 8.1
7. FHLB Prepayment Penalties  - 1.9  -
8. Outside Data Processing 4.1 6.2 5.1
9. Marketing 2.3 2.1 2.0
10. Other 14.7 17.5 15.9
11. Total $108.8  $151.6 $142.3
12. Adjusted Non-Interest Expense1      $106.0 $134.7 $127.7
1Adjusted for the FDIC Special Assessment, FHLB Prepayment Penalties & OREO Expense & Credit
 Related Professional Services
($ in Millions)

  2008  2009 2010

1. Net Interest Income-FTE  $133.1 $159.1 $149.4
2. Non Interest Income1   38.5 46.5 46.6
3. Non Interest Expense2     (106.0) (134.7) (127.7)
4. Pre-Tax Pre-Provision Earnings $ 65.6 $ 70.9 $68.3
5. Provision   (28.2) (122.2) (46.5)
6. Adjustments (5.0) (12.1) (12.7)
7. Taxes - FTE (11.8) 22.7 (2.9)
8. Gain on Exchange of Preferred
 Stock for Trust Preferred Debt -  -  10.1
9. CPP Dividend       -  (5.0) (4.6)
10. Net Income Avail. for Common
 Stockholders    $20.6 ($45.7) $11.7
11. EPS     $1.14 ($2.17) $0.48
1Adjusted for Bond Gains & Losses and one-time mortgage sale
2Adjusted for the FDIC Special Assessment, FHLB Prepayment Penalties & OREO
 Expense & Credit-Related Professional Services
($ in Millions except in per share data)
EARNINGS

John J. Martin
Senior Vice President
and Chief Credit Officer

4th Quarter Highlights
PORTFOLIO OVERVIEW
• Non-accrual loans declined 8% from $98.6 at 09/30/10 to $90.6 million at
 12/31/10.
• Allowance for Loan and Lease Losses is 2.90% of total loans at 12/31/10 and up from 2.86% at 09/30/10. Allowance coverage to Non-Accrual Loans increased to 92%.
• 30-89 day delinquent loans is up to $30 million at 12/31/10 from $23.8 million at 9/30/10.
• 90+ day delinquent loans decreased to $1.3 million from $5.3 million.
• Restructured loans increased from $5.3 million to $7.1 million.
• Total non-performing assets plus 90+ day delinquent loans decreased to
 $120.0 million from $130.8 million at 09/30/10, continuing the decline from peak of $156.1 million at 9/30/09.

($ in millions)
NON-ACCRUAL LOANS

NON-ACCRUAL TREND

($ in millions)
Industry:
▪ Single Family Housing Construction

▪ Residential Land Development/Home Construction

▪ Retail Center
▪ Retail Center and Apartment Building
▪ CRE Investments
▪ Personal Residence
Total New Non-Accrual Greater than $500,000
$4.195
3.648
2.911
2.313
2.037
1.092
$14.527
LARGEST NEW NON-ACCRUAL LOANS

($ in millions)
OTHER REAL ESTATE OWNED

90+ Day Delinquency
30+ Day Delinquency
(as a % of period end total loans)
(as a % of period end total loans)
LOAN DELINQUENCY TRENDS

($ in millions)
                                   Q2  Q3 Q4
  Beginning Period       3/31/2010  6/30/2010 9/30/2010
 Beginning Balance NPAs & 90+ Days Past due $144.6 $146.5 $130.8
 Non-Accrual
  Add: New NPLs $ 27.3 $ 15.5 $ 27.4
  Less: To Accrual/Payoff/Restructured  (8.3) (18.6) (14.5)
  Less: To OREO (4.0) (6.7) (7.0)
  Less: Charge-offs (includes write-downs for
   transfer to OREO) (17.7) (11.8) (13.9)
 Δ Non-Accrual Loans ($ 2.7) ($ 21.6) ($ 8.0)
 Other Real Estate Owned (OREO)
  Add: New OREO Properties $ 4.0 $ 6.6 $ 7.2
  Less; OREO Sold (0.2) (3.8) (1.1)
  Less: OREO Losses (write-downs)  (1.9)  (1.4) (6.7)
 Δ OREO $1.9 $ 1.4 ($ .60)
 Δ 90 Days Past Due $ 1.9 $ 0.8 ($ 4.0)
 ΔRestructured/Renegotiated Loans $ 0.8 $ 3.7 $ 1.8
 Total NPA Change $ 1.9 ($15.7) ($ 10.8)
 Ending Balance NPAs & 90+ Days Past Due $146.5 $130.8 $120.0
 Ending Period 6/30/2010 9/30/2010 12/31/2010
NON-PERFORMING ASSET RECONCILIATION

CHARGE-OFF TREND

CREDIT COSTS OVER TIME

ALLOWANCE COVERAGE TO NON-ACCRUAL LOANS

Michael C. Rechin
President
and Chief Executive Officer

Overview of Operating Strategy
and Tactics
“Strengthen and Grow”
▪ Capitalize on our newly formed Retail Line of Business
 Structure to streamline and solidify our brand position as a community bank competing primarily in consumer, small
 business, and middle market
▪ Continue to improve asset quality, reduce credit  costs, and maximize resolutions
▪ Preserve margin while intensifying revenue activity using
 market coverage tactics
▪ Implement systems to standardize and accelerate small
 business opportunities

Contact Information
First Merchants Corporation common stock is
traded on the NASDAQ Global Select Market
under the symbol FRME.
Additional information can be found at
www.firstmerchants.com
Investor inquiries:
David L. Ortega
Investor Relations
Telephone: 765.378.8937
dortega@firstmerchants.com